UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 16, 2010
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Tuesday, March 16, 2010 at the offices of the Company, 1200 North Federal Highway, Suite 400, Boca Raton, Florida at 9:00 a.m.  Shareholders representing 15,397,241 or 75% of the 20,588,264 shares entitled to vote were present in person or by proxy.  Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the annual meeting, management Proposals 1 and 2 were approved.  The proposals below are described in detail in the Company’s definitive proxy statement dated January 28, 2010 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Mark Goldwasser                                                  Leonard J. Sokolow                                                  Robert W. Lautz, Jr.

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
Mark Goldwasser	10,109,342	51,935	5,235,964
Leonard J. Sokolow	10,104,941	56,336	5,235,964
Robert W. Lautz, Jr.	10,139,898	21,379	5,235,964

The terms of Marshall S. Geller and Christopher C. Dewey, Class I Directors, and Charles Modica and Jorge Ortega, Class II Directors, continued after the annual meeting.

Proposal 2

Votes cast for appointment of Sherb & Co, LLP as the independent registered public accounting firm for the Company for the fiscal year commencing October 1, 2010 were as follows:

Votes For	Votes Withheld	Abstain
15,385,447	8,548	3,246

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

	By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer

Dated: March 19, 2010

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